UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2016

ADAMIS PHARMACEUTICALS CORPORATION

  (Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in a Current Report on Form 8-K filed by Adamis Pharmaceuticals Corporation ( the “Company”, “Adamis”, “we”, “us’ or “our”) with the Securities and Exchange Commission (“SEC”), on April 12, 2016, the Company completed its acquisition of U.S. Compounding, Inc., an Arkansas corporation (“USC”), pursuant to the terms of the Agreement and Plan of Merger dated as of March 28, 2016 (the “Merger Agreement”) and entered into by and among the Company, USC and Ursula MergerSub Corp., an Arkansas corporation and a wholly owned subsidiary of the Company (“MergerSub”). Pursuant to the terms of the Merger Agreement, MergerSub merged with and into USC (the “Merger”), with USC surviving as a wholly owned subsidiary of the Company. All of the outstanding shares of common stock of USC were converted into the right to receive a total of approximately 1,618,544 shares of Adamis common stock. In connection with our acquisition of USC and the transactions contemplated by the Merger Agreement including the transfer by certain third parties to us of the building and real property on which USC’s principal offices and facilities are located as well as certain other assets, we assumed approximately $5,722,500 principal amount of debt obligations under certain loan agreements and related agreements and documents of USC and certain related entities and agreed to become an additional co-borrower under such loan documents.

On June 27, 2016, the Company filed a Report on Form 8-K/A with the Securities and Exchange Commission, to provide historical financial statements for USC for the years ended December 31, 2015 and 2014, and certain unaudited pro forma financial information of the Company.

Attached as exhibits 99.1 and 99.2 to this Report on Form 8-K are unaudited interim financial statements for USC as of and for the period ended March 31, 2016, and related pro forma financial information for such period.

Item 8.01	Other Events

The discussion below provides certain information regarding USC and its business, and certain risk factors that are applicable to, or arise out of, USC’s business and to our business following our acquisition of USC. The discussion below is intended to supplement, and to be in addition to rather than replacement of, the information that is contained in our Annual Report on Form 10-K for the year ended December 31, 2015, our subsequent Reports on Form 10-Q and Form 8-K that we file with the SEC, and in our other filings with the SEC. In evaluating our business, you should consider carefully the following information along with the other information contained in such other filings.

BUSINESS OF U.S. COMPOUNDING, INC.

Overview

U.S. Compounding, Inc. (“USC”), which is registered as a drug compounding outsourcing facility under Section 503B of the U.S. Food, Drug & Cosmetic Act (“FDCA”) and the U.S. Drug Quality and Security Act (“DQSA”), provides prescription compounded medications, including compounded sterile preparations or “CSPs,” and non-sterile compounds to patients, physician clinics, hospitals, surgery centers and other clients throughout most of the United States. USC’s product offerings broadly include, among others, corticosteroids, hormone replacement therapies, hospital outsourcing products, injectables, urological preparations, ophthalmic preparations, topical compounds for pain and men’s and women’s health products. USC’s compounded formulations in many circumstances are offered as therapeutic alternatives to drugs approved by the U.S. Food and Drug Administration, or the FDA. USC also provides certain veterinary pharmaceutical products for animals.

USC sources raw materials only from suppliers registered with the FDA. Utilizing these raw material components, USC prepares and provides a broad range of customized stock keeping units to meet the individual requirements of customers located throughout most of the United States.

The pharmacy sterile compounding industry arose in part because hospitals and other healthcare providers administering drugs require concentrations, dosage forms and delivery systems that are not readily commercially available from drug manufacturers in a ready-to-use, or RTU, form. Historically, safety and quality standards for compounded medications were not well defined or implemented, leading to demand for safer compounding practices, and the level of state regulation varied significantly. The 2012 nationwide fungal meningitis outbreak caused by a compounding pharmacy led to increased regulatory oversight of the industry which, among other things, led to the passage of the DQSA and its creation of Section 503B outsourcing facilities as a new, more highly FDA-regulated category of interstate outsourced CSP providers. Registration as a Section 503B outsourcing facility is currently voluntary. USC was incorporated in Arkansas in 2004, and registered with the FDA as a Section 503B outsourcing facility in December 2013.

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Compounding Pharmacies and Formulations

USC’s business is focused on marketing a portfolio of compounded drugs for humans and animals, including sterile injectable and non-sterile integrative therapies, in therapeutic areas such as autoimmunity, chronic infectious diseases, and endocrine and metabolic diseases. USC also offers customizable hormone replacement therapies and a variety of weight loss and dermatology compounded formulations. Many of these formulations are offered in different formats than other available alternatives, such as in suspension or lyophilized. Many hospitals and surgery centers look to outsourcing facilities to obtain medications in RTU format, with the specific packaging, volume, and strength often unique to individual facilities. Many facilities and practitioners also look to outsourcing facilities when medications are on temporary backorder from the manufacturer or are discontinued.

Compounding pharmacies and outsourcing facilities combine different ingredients, some of which may be FDA-approved, to create specialized preparations prescribed by a physician. Examples of compounded formulations include medications with alternative dosage strengths or unique dosage forms, such as topical creams or gels, suspensions, or solutions with more tolerable drug delivery vehicles. A physician may also work together with a pharmacist to repurpose or reformulate FDA-approved drugs via the compounding process to meet a patient’s specific medical needs. Outsourcing facilities generally specialize in compounding ready-to-use unit dose medications and medications that may be on commercial backorder from the traditional manufacturers. These compounds are distributed to hospitals, surgery centers, and practitioners. Examples of compounded medications prepared by outsourcing facilities include sterile syringes used by hospital and surgery center operating rooms, sterile injectables administered by the practitioner in the office, and unit-dosed sterile and non-sterile medications. USC’s outsourcing facility receives its active pharmaceutical ingredients from three main suppliers, which accounted for the majority of USC’s drug and chemical purchases in 2015.

In recent years, there have been increases in the cost of certain injectable drugs and related products as a result of (i) enhanced oversight by the FDA and other regulatory bodies of manufacturers of injectable products, and the added costs associated therewith, (ii) decreased competition when drug manufacturers voluntarily cease producing certain drugs or face temporary regulatory suspension or permanent regulatory shut down of their operations, and (iii) consolidation among drug manufacturers. These factors have led some manufacturers to raise prices of some products and have also contributed to market shortages of injectable products, containers and diluents. These shortages and the potential inability to secure an adequate supply of necessary drug formulations can have a significant impact on the day-to-day business and operations of USC and its customers.

Research and Development

USC has invested capital in efforts to comply with new and anticipated FDA regulations applicable to its business and outsourcing facilities, to expand product offerings, enhance production capabilities, improve warehouse space, develop new packaging, labeling and processing solutions, refine quality and safety measures, and develop technology for the intake and management of customer orders. Historically, research and development costs have consisted primarily of costs associated with the research and development of new CSPs, such as salaries and other personnel-related expenses for employees involved with research and development activities, pre-launch sterility and stability testing and other related expenses. Additional regulatory guidance is expected to increase the validation and development costs for current and new products.

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Regulatory Matters

USC’s business and results of operations for 2015 and 2016 have been affected by certain regulatory matters relating to its compounding outsourcing facility.

Compounding outsourcing facilities have historically been subject to FDA inspections on an irregular basis and are now subject to FDA inspections on a risk-based schedule in accordance with DQSA Section 503B(b)(4). Observations by the FDA of potentially violative conditions during inspections are required to be reported to facility management at the close of the inspection on FDA Form 483. It is common for such reports to be provided in connection with inspections of compounding outsourcing facilities, and observations may be further followed by Warning Letters and other enforcement actions as the FDA deems warranted. In March 2014 and August 2015, USC received Form 483 observations following FDA inspections of its outsourcing facility, noting inspectional observations of a number of observed deficiencies relating to USC’s facility and practices.

Following the August 2015 Form 483 observations, USC suspended production of sterile products and voluntarily recalled all lots of sterile products aseptically compounded and packaged by USC that remained within expiry, due to the FDA’s concern over a lack of sterility assurance. This was a voluntary recall and voluntary suspension of sterile production, and USC determined there was no evidence that any compounded sterile products were defective. The recall did not pertain to any non-sterile compounded products prepared by USC. USC responded to the August 2015 Form 483 observations and took a number of corrective actions, including reviewing and enhancing quality control and production systems. The FDA stated in a December 2015 communication that at that time it did not object to USC’s resumption of production and distribution of sterile drug products. In March of 2016, USC received another letter from the FDA indicating that the voluntary action was a class II recall. Class II means that the probability of serious adverse health consequences is remote. USC resumed production and sale of compounded sterile products in March and April 2016.

Following the suspension of sterile production and the voluntary recall, state pharmacy regulatory agencies in certain states also initiated inquiries or took other actions regarding sales of USC products in such states, and some of those proceedings are ongoing. Resolution of these proceedings, or any future proceedings by the FDA or state regulatory agencies alleging violation of applicable federal or state laws or regulations, could require significant time and financial resources, and an adverse outcome in one or more of these proceedings could adversely affect our business, results of operations and financial condition.

The suspension of sterile production, product recall, remediation efforts, and resumption of sterile production adversely affected USC’s relationships with certain of its customers, who following the suspension of sterile compounding were required to purchase needed products from other pharmacies or outsourcing facilities, and with certain of USC’s independent contractors and sales representatives who previously assisted in distributing USC’s products, had a material adverse effect on USC’s revenues, income, financial conditions and results of operations for the 2015 year and the first quarter of 2016, and will also adversely affect USC’s revenues, income, financial condition and results of operations for the second quarter of 2016 and in future quarters. For 2015, USC incurred a net loss of approximately $4.1 million, which was attributable to a significant extent to the voluntary recall and suspension of sterile production. In addition, the suspension of sterile production, the voluntary product recall and related actions caused USC to become noncompliant with certain covenants in its loan agreements.

Notwithstanding the FDA’s December 2015 communication that it did not object to the resumption by USC of sterile compounding operations and sales, there are no assurances that the FDA will be satisfied with the sufficiency of USC’s corrective actions, and we cannot predict when or if we will receive additional 483 observations or other communications from the FDA or state regulatory authorities regarding USC’s compounding outsourcing facility or CSPs. We could be subject to additional regulatory action by the FDA and civil or criminal enforcement action by the Department of Justice under the FDCA, Federal False Claims Act, or other applicable statutes, as well as related private actions, as a result of previous, current or future FDA observations. USC’s suppliers and customers may negatively consider the Form 483 observations issued to us when deciding to award contracts or continue or renew agreements. Other state and federal regulators and agencies may also consider the Form 483 observations when conducting their own inspections, enforcement actions or approvals, including license renewals. Any such actions could significantly disrupt USC’s business and harm its and our reputation, resulting in a material adverse effect on our business, results of operations and financial condition.

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Sales and Marketing

USC sells products by means of an internal team of sales and marketing employees as well as relationships with independent contractor sales representatives and groups. USC has focused its sales and marketing efforts on growth in hospitals, ambulatory surgery centers, clinics, patient prescriptions, and veterinarians. Sales and marketing activities consist primarily of efforts to educate doctors, ambulatory surgery centers, healthcare systems, hospitals, veterinarians, and other users throughout the U.S. about USC’s products and services. USC’s sales and marketing team is focused on customer retention as well as generating sales from new and existing customers.

Competition

The pharmaceutical and pharmacy industries are highly competitive. We compete against other registered outsourcing facilities, branded drug companies, generic drug companies, regional compounders that provide patient-specific compounding that decide to expand to 503B outsourcing, non-patient-specific compounding, large hospitals and integrated delivery networks, other compounding pharmacies, and new entrants to the industry.

Many competitors that market and sell compounded preparations have longer operating histories and may have greater financial, marketing and other resources than we do. We are significantly smaller than some of such competitors, and we may lack the financial and other resources needed to develop, produce, distribute, market and commercialize any of USC’s formulations or compete for market share in these sectors. These potential competitors could leverage existing resources and experience operating in industries that are subject to significant regulatory oversight in order to overcome certain barriers to entry. Consequently, competitors may be able to develop products and services competitive with, or superior to, USC’s products and services. Furthermore, we may not be able to differentiate USC’s compounded preparations and services from those of our competitors, successfully develop or introduce new services—on a timely basis or at all—that are less costly than those of our competitors or offer customers payment and other commercial terms as favorable as those offered by our competitors. We expect competition to intensify as technology advances, such as those in the field of robotics and automation, and consolidation continues. Also, new developments by pharmaceutical manufacturers, such as increasing the number of abbreviated new drug applications, to cover less frequently used drug formulations, could render some or most of USC’s products or services obsolete. In addition, the drug products available through branded and generic drug companies with which USC’s formulations compete have been approved for marketing and sale by the FDA and are required to be manufactured in facilities compliant with cGMP standards. USC’s compounded formulations are not required to be, and have not been, approved for marketing and sale by the FDA. As a result, some physicians may be unwilling to prescribe, and some patients may be unwilling to use, USC’s formulations. Increased competition could reduce revenue and gross profit and otherwise materially adversely affect our business, results of operations and financial condition.

Biotechnology and related pharmaceutical technologies have undergone and continue to be subject to rapid and significant change. Our future success will depend in large part on our ability to maintain a competitive position with respect to these technologies. Products developed by our competitors, including FDA-approved drugs and compounded formulations created by other pharmacies and outsourcing facilities, could render USC’s products and technologies obsolete or unable to compete effectively. Other competitive factors include the safety and efficacy of a product, the size of the market for a product, the timing of market entry relative to competitive products, the availability of alternative compounded formulations or approved drugs, the price of a product relative to alternative products, the availability of third-party reimbursement, the success of sales and marketing efforts, brand recognition and the availability of scientific and technical information about a product.

Governmental Regulation

USC’s business is subject to federal, state and local laws, regulations, and administrative practices, including, among others: federal, state and local licensure and registration requirements concerning the operation of pharmacies and the practice of pharmacy; the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”); the Patient Protection and Affordable Care Act (“PPACA”) and the Health Care and Education Reconciliation Act of 2012 (collectively, the “Health Reform Law”); statutes and regulations of the FDA and the U.S. Drug Enforcement Administration; and state laws and regulations promulgated by comparable state agencies concerning the sale, advertisement and promotion of the products that USC sells. Below are descriptions of some of the various federal and state laws and regulations which may govern or impact USC’s operations.

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Pharmacy Regulation

USC’s pharmacy operations are regulated by both individual states and the federal government. Every state has laws and regulations addressing pharmacy operations, including regulations relating specifically to compounding pharmacy operations. These regulations generally include licensing requirements for pharmacists, pharmacy technicians and pharmacies, as well as regulations related to compounding processes, safety protocols, purity, sterility, storage, controlled substances, recordkeeping and regular inspections, among other things. State rules and regulations are updated periodically, generally under the jurisdiction of individual state boards of pharmacy. Failure to comply with the state pharmacy regulations of a particular state could result in a pharmacy being prohibited from operating in that state, financial penalties and/or becoming subject to additional oversight from that state’s board of pharmacy. In addition, many states are considering imposing, or have already begun to impose, more stringent requirements on compounding pharmacies. If USC’s pharmacy operations become subject to additional licensure requirements, are unable to maintain their required licenses or if states place burdensome restrictions or limitations on pharmacies, its ability to operate in some states could be limited.

Most of the states into which USC delivers pharmaceuticals have laws and regulations that require out-of-state pharmacies to register with, or be licensed by, the boards of pharmacy or similar regulatory bodies in those states. These states generally permit the dispensing pharmacy to follow the laws of the state within which the dispensing pharmacy is located. However, various state pharmacy boards have enacted laws and/or adopted rules or regulations directed at restricting or prohibiting the operation of out-of-state pharmacies by, among other things, requiring compliance with all laws of the states into which the out-of-state pharmacy dispenses or distributes medications, whether or not those laws conflict with the laws of the state in which the pharmacy is located, or requiring the pharmacist-in-charge to be licensed in that state.

The DQSA also contained new Section 503B of the FDCA, which established an outsourcing facility as a new form of entity that is permitted to compound large quantities of drug formulations without a prescription, thus permitting the practice of anticipatory compounding, and distribute them out of state without limitation, if the drug formulations appear on the FDA’s drug shortage list or the bulk drug substances contained in the formulations appear on a list to be established by the FDA. Entities voluntarily registering as outsourcing facilities are subject to cGMP requirements and regular FDA inspection, among other requirements. USC currently operates as a 503B outsourcing facility. USC may in the future separate a portion of its business activities into 503A prescriptions dispensed to individual patients and 503B compounds distributed to facilities and practitioners without a specific patient identified.

Confidentiality, Privacy and HIPAA

USC’s pharmacy operations involve the receipt, use and disclosure of confidential medical, pharmacy and other health-related information. The federal privacy regulations under HIPAA are designed to protect the medical information of a healthcare patient or health plan enrollee that could be used to identify the individual. Among other things, HIPAA limits certain uses and disclosures of protected health information and requires compliance with federal security regulations regarding the storage, utilization and transmission of and access to electronic protected health information. The requirements imposed by HIPAA are extensive. In addition, most states have enacted privacy and security laws that protect identifiable patient information that is not health-related.

Medicare Reimbursement

Medicare is a federally funded program that provides health insurance coverage for qualified persons age 65 or older and for some disabled persons with certain specific conditions. Currently, most of USC’s formulations are sold in cash transactions and a small percentage of USC’s prescriptions are billed to Medicare and other third parties prescription benefits managers. Many third-party payors have imposed significant restrictions on reimbursement for compounded formulations in recent years. Moreover, third-party payors, including Medicare, are increasingly attempting to contain health care costs by limiting coverage and the level of reimbursement for new drugs and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the FDA has not granted labeling approval. Further, the Health Reform Law may have a considerable impact on the existing U.S. system for the delivery and financing of health care and could conceivably adversely affect USC’s business. As a result, reimbursement from Medicare and other third-party payors may never be available for any of USC’s products or, if available, may not be sufficient to allow USC to sell the products on a competitive basis and at desirable price points.

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To the extent that USC obtains third-party reimbursement for its compounded formulations, it may become subject to Medicare, and other publicly financed health benefit plan regulations prohibiting kickbacks, beneficiary inducement and the submission of false claims.

Food and Drug Administration

As a human drug compounding outsourcing facility, USC is registered with, and regulated by, the FDA under the FDCA. In particular, the DQSA, which sets forth standards applicable to compounding outsourcing facilities such as USC’s, was enacted in November 2013, creating a new Section 503B in the FDCA, under which a compounder can voluntarily register as an outsourcing facility. USC has registered as an outsourcing facility.

In July 2014, the FDA issued a draft guidance entitled: Industry Current Good Manufacturing Practice—Interim Guidance for Human Drug Compounding Outsourcing Facilities Under Section 503B of the FD&C Act. According to the FDA, this “interim guidance describes the FDA’s expectations regarding compliance with [cGMP] requirements” for Section 503B compounding facilities. The guidance also notes that the FDA intends to promulgate more specific cGMP regulations for such facilities, but that until “final regulations are promulgated, this guidance describes the FDA’s expectations” regarding outsourcing facility compliance with cGMP requirements for drugs during the interim period. We cannot predict when the guidance will be finalized.

In June 2016, the FDA issued guidance entitled: “Interim Policy on Compounding Using Bulk Drug Substances Under Section 503B of the Federal Food, Drug, and Cosmetic Act – Guidance for Industry.” According to the FDA, this guidance sets forth the FDA’s interim regulatory policy concerning compounding by outsourcing facilities registered under section 503B of the FDCA using bulk drug substances. Section 503B of the FDCA includes certain restrictions on the bulk drug substances that outsourcing facilities can use in compounding and directs FDA to develop a list of bulk drug substances that can be used in compounding under that section. The FDA is developing that list of bulk drug substances, and this guidance describes the FDA’s interim regulatory policy regarding outsourcing facilities that compound human drug products using bulk drug substances while the list is being developed.

Compounding outsourcing facilities have historically been subject to FDA inspections on an irregular basis and are now subject to FDA inspections on a risk-based schedule in accordance with DQSA Section 503B(b)(4). Observations by the FDA of potentially violative conditions during inspections are required to be reported to facility management at the close of the inspection on FDA Form 483. It is common for such reports to be provided in connection with inspections of compounding outsourcing facilities, and observations may be further followed by Warning Letters and other enforcement actions as the FDA deems warranted. As described elsewhere under the heading “Business of U.S. Compounding, Inc. – Overview – Regulatory Matters,” USC has received Form 483 observations in the past following FDA facility inspections, including in 2014 and 2015, and following the August 2015 Form 483 observations, USC temporarily suspended production of sterile products and voluntarily recalled all lots of sterile products aseptically compounded and packaged by USC that remained within expiry, due to the FDA’s concern over a lack of sterility assurance.

Drug Enforcement Administration

USC maintains registrations with the DEA that enables USC to receive, manufacture, store and distribute controlled substances. Controlled substances are those drugs that appear on one of five schedules promulgated and administered by the DEA under the Controlled Substances Act, or CSA. DEA drug scheduling is based on the potential for abuse. Laws enforced by the DEA, as well as similar state agencies, require each location that handles controlled substances to separately register.

The CSA governs, among other things, the distribution, recordkeeping, handling, security and disposal of controlled substances. USC’s compounding outsourcing facilities that handle controlled substances are subject to periodic and ongoing inspections by the DEA and similar state drug enforcement authorities to assess ongoing compliance with DEA and state controlled substances regulations.

Procurement quota requirements imposed by the DEA on USC’s purchases of materials containing controlled substances necessitate regular applications to the DEA for permission to purchase materials essential to the production of many of USC’s CSPs. Any inability to obtain authorization from the DEA to procure controlled drugs for use in USC’s business could adversely affect our business, financial condition and results of operations.

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Environmental and Other Matters

USC is or may become subject to environmental laws and regulations governing, among other things, any use and disposal by USC of hazardous or potentially hazardous substances in connection with research and preparation of compounded formulations. USC is subject to work safety and labor laws that govern certain of its operations and employee relations. In each of these areas, as above, the FDA and other government agencies have broad regulatory and enforcement powers, including, among other things, the ability to levy fines and civil penalties, suspend or delay issuance of approvals, licenses or permits, seize or recall products, and withdraw approvals, any one or more of which could have a material adverse effect on our business, financial condition and results of operations.

Employees

As of March 31, 2016, USC employed approximately 88 full-time employees, engaged mostly in pharmacy operations, sales, marketing, research, development, and general and administrative functions. USC is not party to any collective bargaining agreements with any of its employees. USC has never experienced a work stoppage, and we believe that its employee relations are good. USC retains independent contractors and consultants on an as-needed basis.

Properties

USC’s office and laboratory are located at 1270 Don’s Lane, Conway, Arkansas, 72034 consisting of an approximately 16,000 square foot, two story building.

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RISK FACTORS

The discussion below concerning certain risk factors that the relate to the business of USC and to our business following our acquisition of USC is intended to supplement, and to be in addition to rather than replacement of, the risk factors and other information that are contained in the Annual Report on Form 10-K of Adamis filed for the year ended December 31, 2015, our subsequent Reports on Form 10-Q, and our other filings with the SEC. In evaluating our business, you should consider carefully the following information about the risks described below along with the other information contained in such other filings. Many of the risk factors below relate primarily to the business conducted by our USC subsidiary, although such risks also affect the Company’s consolidated business, results of operations and financial condition. Our business, financial condition and results of operations could be materially and adversely affected by these risks if any of them actually occurs. In these circumstances, the market price of our common stock would likely decline. The risks and uncertainties described below are not the only ones we face. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business.

Risks Related to USC and Our Financial Condition

USC has incurred losses for the past two fiscal years and for the three months ended March 31, 2016, and the report of its auditor on USC’s financial statements for those years ended expressed substantial doubt about USC’s ability to continue as a going concern.

USC has incurred losses of $4,052,724 and $2,091,959 for the fiscal years ended December 31, 2015 and 2014, respectively, and a loss of $1,789,558 for the three months ended March 31, 2016, and its operations are not expected to be profitable for the second quarter of 2016. In addition, its audited financial statements for those years were prepared under the assumption it would continue its operations as a going concern. USC’s auditor has included a “going concern” explanatory paragraph in its report on USC’s financial statements for the years ended December 31, 2015 and 2014, indicating that USC was in default under its line of credit agreement and that USC’s liabilities exceeded its assets, and that those conditions raised substantial doubt about its ability to continue as a going concern at December 31, 2015.

We have incurred losses since our inception, and we anticipate that we will continue to incur losses in the near future after the acquisition of USC. We may never achieve profitability.

We incurred net losses of approximately $13.6 million and $9.3 million for the year ended year ended December 31, 2015, and the nine-month transition 2014 period ended December 31, 2014, and a net loss of approximately $6,408,491 for the three months ended March 31, 2016. From inception through December 31, 2015, we have an accumulated deficit of approximately $69.0 million.

After the acquisition of USC, we anticipate that we will continue to experience losses for the second quarter of 2016 and in the near future as we continue our research and development activities, seek regulatory approvals for our product candidates and commercialize any approved products. Further, USC’s suspension of sterile production, product recall, remediation efforts, and resumption of sterile production adversely affected its relationships with certain of its customers and it will take time to rebuild these relationships and revenues, if they can be rebuilt. No assurance can be given that we will ever achieve profitability.

Our Inability to Successfully Integrate USC’s Operations Could Adversely Affect Our Operations; Potential Need For Additional Financing.

Our acquisition of USC represents a significant investment. The USC acquisition requires our and USC’s significant attention and resources which could reduce the likelihood of achievement of other corporate goals. Both we and USC have experienced significant operating losses. As a result, we may need additional financing, which will require additional management time to address. There is no assurance that we will realize the benefits of the USC acquisition that we hope will be achieved.

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Risks Related to Our Compounding Business

USC has previously received Section 483 letters from the FDA relating to its 503B facility. USC suspended sterile compounding production during a portion of the second half of 2015 and the first quarter of 2016, and voluntarily recalled certain products, which adversely affected its relationships with certain customers and certain sales representatives. USC resumed production and shipment of CSPs in March and April 2016. However, in the future USC could receive additional Section 483 letters, warning letters or other communications from the FDA or state regulatory authorities, and federal or state proceedings regarding compliance with FDA requirements and other applicable federal or state regulatory legal requirements could adversely affect our business, financial condition and results of operations.

USC’s business and results of operations for 2015 and 2016 have been adversely affected by certain regulatory matters relating to its compounding outsourcing facility. Outsourced compounding facilities have historically been subject to FDA inspections on an irregular basis and are now subject to FDA inspections on a risk-based schedule in accordance with DQSA Section 503B(b)(4). Observations by the FDA of potentially violative conditions during inspections are required to be reported to facility management at the close of the inspection on FDA Form 483. It is common for such reports to be provided in connection with inspections of compounding outsourcing facilities, and observations may be further followed by Warning Letters and other enforcement actions as the FDA deems warranted. In March 2014 and August 2015, USC received Form 483 observations following FDA inspections of its outsourcing facility, noting inspectional observations of a number of observed deficiencies relating to USC’s facility and practices.

Following the August 2015 Form 483 observations, USC suspended production of sterile products and voluntarily recalled all lots of sterile products aseptically compounded and packaged by USC that remained within expiry, due to the FDA’s concern over a lack of sterility assurance. This was a voluntary recall and voluntary suspension of sterile production, and USC determined there was no evidence that any compounded sterile products were defective. The recall did not pertain to any non-sterile compounded products prepared by USC. USC responded to the August 2015 Form 483 observations and took a number of corrective actions, including reviewing and enhancing quality control and production systems. The FDA stated in a December 2015 communication that at that time it did not object to USC’s resumption of production and distribution of sterile drug products. In March of 2016, USC received another letter from the FDA indicating that the voluntary action was a class II recall. Class II means that the probability of serious adverse health consequences is remote. USC resumed production and sale of compounded sterile products in March and April 2016.

Following the suspension of sterile production and the voluntary recall, state pharmacy regulatory agencies in certain states also initiated inquiries or took other actions regarding sales of USC products in such states, and some of those proceedings are ongoing. Resolution of these proceedings, or any future proceedings by the FDA or state regulatory agencies alleging violation of applicable federal or state laws or regulations, could require significant time and financial resources, and an adverse outcome in one or more of these proceedings could adversely affect our business, results of operations and financial condition.

The suspension of sterile production, product recall, remediation efforts, and resumption of sterile production adversely affected USC’s relationships with certain of its customers, who following the suspension of sterile compounding were required to purchase needed products from other pharmacies or outsourcing facilities, and with certain of USC’s independent contractors and sales representatives who previously assisted in distributing USC’s products, had a material adverse effect on USC’s revenues, income, financial conditions and results of operations for the 2015 year and the first quarter of 2016, and will also adversely affect USC’s revenues, income, financial condition and results of operations for the second quarter of 2016 and in future quarters. For 2015, USC incurred a net loss of approximately $4.1 million, which was attributable to a significant extent to the voluntary recall and suspension of sterile production. In addition, the suspension of sterile production, the voluntary product recall and related actions caused USC to become noncompliant with certain covenants in its loan agreements.

Notwithstanding the FDA’s December 2015 communication that it did not object to the resumption by USC of sterile compounding operations and sales, there are no assurances that the FDA will be satisfied with the sufficiency of USC’s corrective actions, and we cannot predict when or if we will receive additional 483 observations or other communications from the FDA or state regulatory authorities regarding USC’s compounding outsourcing facility or our CSPs. USC could be subject to additional regulatory action by the FDA and civil or criminal enforcement action by the Department of Justice under the FDCA, Federal False Claims Act, or other applicable statutes, as well as related private actions, as a result of previous, current or future FDA observations. USC’s suppliers and customers may negatively consider the Form 483 observations issued to us when deciding to award contracts or continue or renew agreements. Other state and federal regulators and agencies may also consider the Form 483 observations when conducting their own inspections, enforcement actions or approvals, including license renewals. Any such actions could significantly disrupt USC’s business and harm its and our reputation, resulting in a material adverse effect on our business, results of operations and financial condition.

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USC’s compounded preparations and the pharmacy compounding industry are subject to regulatory and customer scrutiny, which may impair our growth and sales.

USC’s compounded preparations are prepared using active pharmaceutical ingredients and diluents sourced only from suppliers registered with FDA. Formulations prepared and dispensed by compounding pharmacies contain FDA-approved ingredients, but are not themselves approved by the FDA. As a 503B outsourcing facility, USC’s compounded formulations are not subject to the FDA approval process. The drug products available through branded and generic drug companies have been approved for marketing and sale by the FDA and are required to be manufactured in facilities compliant with cGMP standards. In addition, certain compounding pharmacies have been the subject of widespread negative media coverage in recent years, and the actions of these pharmacies have resulted in increased scrutiny of compounding pharmacy activities from the FDA and state governmental agencies. For example, the FDA has in the past requested that a number of compounding pharmacies conduct a recall of all non-expired, purportedly sterile drug products and cease sterile compounding operations due to lack of sterility assurance, and additional compounding pharmacies have suspended sterile production or voluntarily recalled certain sterile compounding products after an FDA inspection of the relevant facilities. As a result, some physicians may be hesitant to prescribe, and some patients may be hesitant to purchase and use, these compounded formulations. Other reasons physicians may be unwilling to prescribe or patients may be unwilling to use USC’s compounded formulations could include the following, among others: applicable law limits our ability to discuss the efficacy or safety of USC’s formulations with potential users to the extent applicable data is available; and our compounded preparations are primarily sold on a cash-pay basis and reimbursement may or may not be available from third-party payors, including the government Medicare and Medicaid programs. Any failure by physicians, patients and/or third-party payors to accept and embrace compounded formulations could substantially limit USC’s market and cause its and our business and operations to suffer. An incident similar to the fungal meningitis outbreak in 2012, which was caused by a compounding pharmacy, could cause USC’s customers to reduce their use of outsourced compounded medications significantly or even stop using outsourced compounded medications altogether. States have in the past enacted, and could in the future enact, regulations prohibiting or restricting the use of outsourcing compounded medication service providers in response to such incidents. Such prohibitions or restrictions on outsourced compounded preparations by states, or reduced customer demand as a result of an incident with compounded medication providers, could have a material adverse effect on USC’s and our business, results of operations and financial condition.

We expect increased competition in the future regarding USC’s compounded pharmacy products. If we fail to respond to such competition successfully, USC’s and our business, results of operations and financial condition could be materially and adversely affected.

The pharmaceutical and pharmacy industries are highly competitive. We compete against other registered outsourcing facilities, branded drug companies, generic drug companies, regional compounders that provide patient-specific compounding that decide to expand to 503B outsourcing, non-patient-specific compounding, large hospitals and integrated delivery networks, other compounding pharmacies, and new entrants to the industry.

Many competitors that market and sell compounded preparations have longer operating histories and may have greater financial, marketing and other resources than we do. We are significantly smaller than some of such competitors, and we may lack the financial and other resources needed to develop, produce, distribute, market and commercialize any of USC’s formulations or compete for market share in these sectors. These potential competitors could leverage existing resources and experience operating in industries that are subject to significant regulatory oversight in order to overcome certain barriers to entry. Consequently, competitors may be able to develop products and services competitive with, or superior to, USC’s products and services. Furthermore, we may not be able to differentiate USC’s compounded preparations and services from those of our competitors, successfully develop or introduce new services—on a timely basis or at all—that are less costly than those of our competitors or offer customers payment and other commercial terms as favorable as those offered by our competitors. We expect competition to intensify as technology advances, such as those in the field of robotics and automation, and consolidation continues. Also, new developments by pharmaceutical manufacturers, such as increasing the number of abbreviated new drug applications, to cover less frequently used drug formulations, could render some or most of USC’s products or services obsolete. In addition, the drug products available through branded and generic drug companies with which USC’s formulations compete have been approved for marketing and sale by the FDA and are required to be manufactured in facilities compliant with cGMP standards. USC’s compounded formulations are not required to be, and have not been, approved for marketing and sale by the FDA. As a result, some physicians may be unwilling to prescribe, and some patients may be unwilling to use, USC’s formulations. Increased competition could reduce revenue and gross profit and otherwise materially adversely affect our business, results of operations and financial condition.

10

Biotechnology and related pharmaceutical technologies have undergone and continue to be subject to rapid and significant change. Our future success will depend in large part on our ability to maintain a competitive position with respect to these technologies. Products developed by our competitors, including FDA-approved drugs and compounded formulations created by other pharmacies and outsourcing facilities, could render USC’s products and technologies obsolete or unable to compete effectively. Other competitive factors include the safety and efficacy of a product, the size of the market for a product, the timing of market entry relative to competitive products, the availability of alternative compounded formulations or approved drugs, the price of a product relative to alternative products, the availability of third-party reimbursement, the success of sales and marketing efforts, brand recognition and the availability of scientific and technical information about a product.

Our failure to anticipate or appropriately adapt to changes or trends within the pharmaceutical industry could have a significant negative impact on our ability to compete successfully.

The pharmaceutical compounding industry is growing and evolving rapidly. Any significant shifts in the structure of the industry, or the healthcare products and services industry in general, could alter the industry dynamics and adversely affect USC’s ability to attract or retain customers. These changes or trends could result from, among other things, new entrants into the sterile compounding business or regulatory changes. For example, the PPACA was signed into law in 2010, and the DQSA was signed into law in 2013. Each of these laws is expected to have a significant impact on USC’s business and customers, but regulations and guidance implementing each of these laws continue to be proposed and made final. Our failure to anticipate or appropriately adapt to any changes or trends, including those that may result from the implementation of these laws, none of which are within our control, could have a significant negative impact on USC’s competitive position and materially adversely affect USC’s and our business.

If a compounded drug formulation provided through our compounding services leads to patient injury or death or results in a product recall, we may be exposed to significant liabilities and reputational harm.

The production, labeling and packaging of CSPs is inherently risky. The success of USC’s compounded formulations and pharmacy operations depends to a significant extent upon medical and patient perceptions of USC and us and the safety and quality of USC’s products. We could be adversely affected if USC, any other compounding pharmacies or USC’s formulations and technologies, are subject to negative publicity. We could also be adversely affected if any of USC’s formulations or other products, any similar products sold by other companies, or any products sold by other compounding pharmacies, prove to be, or are asserted to be, harmful to patients. There are a number of factors that could result in the injury or death of a patient who receives one of USC’s compounded formulations, including quality issues, manufacturing or labeling flaws, improper packaging or unanticipated or improper uses of the products, any of which could result from human or other error. Any of these situations could lead to a recall of, or safety alert relating to, one or more of USC’s products. Similarly, to the extent any of the components of approved drugs or other ingredients used by USC to produce compounded formulations have quality or other problems that adversely affect the finished compounded preparations, USC’s and our sales could be adversely affected. In addition, in the ordinary course of business, we may voluntarily retrieve products in response to a customer complaint. Because of our dependence upon medical and patient perceptions, any adverse publicity associated with illness or other adverse effects resulting from the use or misuse of USC’s products, any similar products sold by other companies or any other compounded formulations, could have a material adverse impact on our business, results of operations and financial condition.

We could become subject to product recalls and termination or suspension of our state pharmacy licenses if laboratory testing does not identify all contaminated products or if our products otherwise cause or appear to have caused injury or harm to patients. In addition, such laboratory testing may produce false positives, which could harm our business and impact our pharmacy operations even if the impacted formulations are ultimately found to be sterile and no patients are harmed by them. If adverse events or deaths or a product recall, either voluntarily or as required by the FDA or a state board of pharmacy, were associated with one of USC’s formulations or compounds, USC’s and our reputation could suffer, physicians may be unwilling to prescribe USC’s products or order any prescriptions from such pharmacies, we could become subject to product and professional liability lawsuits, and USC’s or our state pharmacy or other required licenses could be terminated or restricted.

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Any retrieval or recall, whether voluntary or requested by the FDA or state regulatory authorities, could result in significant costs and negative publicity. Negative publicity, including regarding a quality or safety issue, whether accurate or inaccurate, could reduce market acceptance of USC’s or our products, harm USC’s or our reputation, decrease demand for USC’s or our products, result in the loss of customers, lead to product withdrawals and harm USC’s or our ability to successfully launch new products and services. These problems could also result in enforcement actions by state and federal authorities or other healthcare self-regulatory bodies, or product liability claims or lawsuits, including those brought by individuals or groups seeking to represent a class or establish multi-district litigation proceedings. Any such action, litigation, recall or reputational harm, even recalls or negative publicity resulting from patient harm or death caused by compounded medications prepared by a competitor or a hospital pharmacy, could result in a material adverse effect on USC’s and our business, results of operations, financial condition and liquidity. Current or future insurance coverage may prove insufficient to cover any liability claims brought against USC or us. Because of the increasing cost of insurance coverage, we may not be able to maintain insurance coverage at a reasonable cost or obtain insurance coverage that will be adequate to satisfy any liability that may arise.

USC’s ability to generate revenues will be diminished if it fails to obtain acceptable prices or an adequate level of reimbursement from third party payors.

Currently, USC is paid directly by most of its customers and does not submit large amounts of claims for reimbursement through Medicare, Medicaid or other third-party payors, although its customers may choose to seek available reimbursement opportunities to the extent that they exist. USC works with third-party insurers, pharmacy benefit managers and buying groups to advocate that patient-specific customizable compounded formulations be available to patients at accessible prices. We plan to continue to devote time and other resources to seek reimbursement for compounded formulations. However, we may be unsuccessful in achieving these goals, as many third-party payors have imposed significant restrictions on reimbursement for compounded formulations in recent years. Moreover, third-party payors, including Medicare, are increasingly attempting to contain health care costs by limiting coverage and the level of reimbursement for new drugs and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the FDA has not granted labeling approval. The continued efforts of health maintenance organizations, managed care organizations, government programs (such as Medicare, Medicaid and other federal and state-funded programs) and other third party payors to limit reimbursements to USC’s customers may adversely impact our financial results. Further, HIPAA and the Health Reform Law may have a considerable impact on the existing U.S. system for the delivery and financing of health care and could conceivably adversely affect USC’s business. As a result, reimbursement from Medicare, Medicaid and other third party payors may cease to be available for USC’s products or may not be sufficient to allow USC to sell products on a competitive basis and at desirable price points. If government and other third party payors do not provide adequate coverage and reimbursement levels for USC’s formulations, the market acceptance for USC’s formulations may be limited. We expect cost pressures from third party payors to continue, and USC’s customers have limited bargaining power to counter payor demands for reduced reimbursement rates. If USC’s customers increasingly insource pharmaceutical preparations or use alternative third party providers due to these pressures, USC’s and our business, results of operations and financial condition may be materially adversely impacted.

Consolidation in the health care industry could lead to demands for price concessions, which could have an adverse effect on our business, financial condition and results of operations.

Because health care costs have risen significantly, numerous initiatives and reforms by legislatures, regulators and third party payors to curb these cost increases have resulted in a trend in the health care industry to consolidate product suppliers and purchasers. When finalized, the guidance for 503B outsourcing facilities regarding vendor qualification and incoming raw materials testing may be onerous and significantly increase the cost of USC’s compounded medications. Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with significant market power, and we expect this trend to continue. As provider networks consolidate, thereby decreasing the number of market participants, competition to provide products and services such as those offered by USC will become more intense, and the importance of establishing relationships with key industry participants will become greater. In addition, industry participants may try to use their increased market power to negotiate price reductions for USC’s products and services. If we are forced to reduce prices as a result of either an imbalance of market power or decreased demand for USC’s products, our business, financial conditions and results of operations would be adversely affected.

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If we are unable to maintain our GPO relationships, our revenue could decline.

USC currently derives, and expects to continue to derive, a significant portion of its revenue from end-user customers that are members of group purchasing organizations, or GPOs. USC is also a member of one or more GPOs. GPOs negotiate pricing arrangements that are then made available to a GPO’s affiliated hospitals and other members. GPOs provide end-users access to a broad range of pharmaceutical products and services from multiple suppliers at competitive prices and, in certain cases, exercise considerable influence over the purchasing decisions of such end-users. Hospitals and other end-users contract with the GPO of their choice for their purchasing needs in an effort to lower costs. Maintaining USC’s contractual relationships with GPOs will, we believe, help allow USC to continue to provide outsourced compounded formulations, offer a broad product line, and remain price competitive, and failure to maintain such relationships could adversely affect USC’s ability to obtain supplies at competitive prices. The GPOs with which USC currently has contractual relationships, or other GPS, may have relationships with USC’s customers, and as such the GPOs may influence the customers’ buying patterns regarding USC’s products or those of our competitors. If we are unable to maintain USC’s relationships with GPOs, USC’s and our business, financial condition and results of operations could be adversely affected.

USC relies on third parties, and in some cases a single third party, to provide active pharmaceutical ingredients and containers. If these third parties do not deliver as expected or if USC’s agreements with them terminate, USC’s and our business, financial condition, and results of operations could be adversely affected.

USC has contractual relationships with pharmaceutical manufacturers and other suppliers of active pharmaceutical ingredients and containers. Any changes to these relationships, including, but not limited to, a loss of a supplier relationship, product shortages or changes in pricing, could have an adverse effect on USC’s and our business, financial condition and results of operations.

USC’s business depends to a significant extent on the reliable delivery of drugs from its key suppliers, some of which provide favorable terms in exchange for USC’s or our commitment to purchase minimum volumes of, or in some cases all of USC’s needs for, one or more drugs. We strive to identify and maintain relationships with more than one source for active pharmaceutical ingredients and containers used in USC’s CSPs. If a drug for which we have not qualified an alternative source becomes unavailable, we may not be able to identify and qualify a replacement supplier or may suffer a delay in doing so, which could adversely affect USC’s and our revenues. Further, we may not receive the same pricing from an alternative supplier. A price increase resulting from using alternative suppliers or due to a shortage of a particular drug, a manufacturer gaining an exclusive right to market and sell a given drug, or any other reason could make USC’s compounded preparations containing that drug more expensive, and therefore potentially less attractive, to USC’s customers. In addition, active pharmaceutical ingredients and containers that we purchase may not always be available in sufficient quantities to meet USC’s needs and the needs of USC’s customers. Some pharmaceutical ingredients are only available through a single supplier and may be subject to limits on distribution. Additionally, some of the containers that USC uses in its compounded preparations are particular to a supplier, and USC’s customers may use a drug delivery system of a particular supplier. Therefore, if there is a shortage or interruption in the supply of a certain supplier’s containers, USC may not be able to sell compounded preparations in alternative containers to certain of its customers. In addition, there is a risk that one or more suppliers could be acquired by another company that owns registered 503B outsourced compounding facilities, in which case we could be required to purchase ingredients or containers from a competitor, which could harm our business.

USC experiences supply interruptions and shortages from time to time. USC retains inventory of drug components and containers in order to help provide our customers continuity of service, but its inventory may not be sufficient. If a supply disruption results in the inability to obtain compounding components, USC’s and our business, financial condition and results of operations could be adversely affected.

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USC’s reliance on suppliers also exposes USC and us to risks that are not within our control, including the following:

•	USC relies on suppliers to provide it with drugs, diluents and containers of an acceptable quality in a timely fashion. Any quality issues, recalls, or supply delay or interruption could harm USC’s ability to sell products and may subject USC or us to product liability claims.

•	USC’s suppliers’ facilities must satisfy production and quality standards set by the FDA and other regulatory authorities that periodically inspect facilities to determine compliance. If our suppliers fail to satisfy these requirements, their facilities could be shut down permanently or for an extended period of time.

•	USC’s suppliers may not be able to produce the volume that USC requires or may experience disruptions or delays due to market conditions, natural disasters, labor-related disruptions, failure in supply or other logistical channels or other reasons.

•	A supplier could decide to terminate its contract or supply arrangement with USC due to a disagreement with USC or us.

Each of these risks could delay the production of USC’s products or result in higher costs or deprive USC and us of potential revenues. Further, delays or interruptions in supply could limit or curtail USC’s ability to meet customer demand for its CSPs. Any such delay or interruption could harm USC’s reputation as a provider of outsourced CSPs, cause USC’s customers to find alternative sources for CSPs or reduce their use of outsourced CSPs, any of which could have a material adverse effect on USC’s and our business, financial condition, and results of operations.

A disruption in USC’s operations or the delivery of compounded preparations to customers could damage relations with customers.

USC’s success depends upon its ability to provide timely, reliable and consistent services and products to its customers. Natural disasters or other catastrophic events, including tornadoes, hurricanes, blizzards and other weather conditions, terrorist attacks, power and data interruptions, fires as well as logistical or delivery disruptions could disrupt USC’s or its suppliers’ and vendors’ operations and impede USC’s ability to provide services and deliver products to customers, which could adversely impact USC’s and our results of operations. For example, USC’s CSPs have expiration dates, and USC’s compounded preparations must remain under specified storage conditions, including some items that must remain refrigerated or frozen or those that are sensitive to excessive heat. Any disruption or delay in delivery may cause spoilage and the need to retrieve and replace products. In the event that USC experiences a temporary or longer term interruption in its ability to deliver services or products, USC’s and our revenues could be reduced, USC’s reputation could be damaged and USC’s and our business could be materially and adversely affected. For example, USC’s suspension of sterile product production during portions of the second half of 2015 and the first quarter of 2016 adversely affected its relationships with some of its customers and sales representatives. In addition, any continuing disruption in either USC’s or our computer systems or telephone system could adversely affect USC’s or our ability to receive and process customer orders and ship products on a timely basis, and could adversely affect USC’s or our relations with customers, potentially resulting in reduction in orders or loss of customers.

Our business and operations would suffer in the event of cybersecurity or other system failures. Our business depends on complex information systems, and any failure to successfully maintain these systems or implement new systems to handle our changing needs could materially harm our operations.

We depend on complex, integrated information systems and standardized procedures for our operations, customer service and quality and safety procedures, including those of USC. Throughout our operations, we receive, retain and transmit certain highly confidential information, including data that our customers provide to purchase products or services. Despite the implementation of security measures, our internal computer systems, including those of USC, and those of any third parties with which we partner, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war, power outages, and telecommunication and electrical failures. While we have not experienced any such material cybersecurity or system failure, accident or breach to date, if such an event were to occur, it could result in a material disruption of USC’s or our operations, substantial costs to rectify or correct the failure, if possible, and potentially violation of HIPAA and other privacy laws applicable to USC’s pharmacy operations, or applicable FDA rules and regulations regarding electronic records and electronic signatures. If any disruption or security breach resulted in a loss of or damage to our or USC’s data or applications or inappropriate disclosure of confidential or protected information, we could incur liability and USC’s pharmacy operations and other business activities could be disrupted, be subject to restriction or be forced to terminate their operations, any of which could severely harm USC’s or our business.

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We have incurred significant indebtedness, which will require substantial cash to service and which subjects us to certain financial requirements and business restrictions.

As we have previously disclosed in our SEC filings, in connection with our acquisition of USC and the transactions contemplated by the Merger Agreement relating to the USC acquisition, we assumed approximately $5,722,500 principal amount of debt obligations under two loan agreements and related loan documents relating to the building, real property and equipment that certain third parties agreed to transfer to the Company or USC in connection with the Merger, as well as the two existing loan agreements to which USC is a party, a working capital loan and an equipment loan, and related loan documents evidencing loans previously made to USC (all of the above loan agreements and loan documents, sometimes referred to collectively as the “Existing Loan Documents”), and we agreed to become an additional co-borrower under the Existing Loan Documents. The lender in all of the Existing Loan Documents was First Federal Bank and/or its successor Bear State Bank (“Lender” or “Bank”). The borrowers under the Existing Loan Documents, which include USC and us, among other parties, are required to make current periodic interest and principal payments under the Existing Loan Documents, in an amount of approximately $32,000 per month; the amount of required interest payments is subject to change depending on future changes in interest rates. We also entered into a loan and security agreement with the Lender, pursuant to which we may borrow up to an aggregate of $2,000,000 to provide working capital to USC, subject to the terms and conditions of the loan agreement. Interest on amounts borrowed under our loan agreement with the Bank accrues at a rate equal to the prime interest rate, as defined in the agreement. Interest payments are required to be made quarterly. The entire outstanding principal balance, and all accrued and unpaid interest and all other sums payable pursuant to our loan agreement with the Bank, are due and payable on March 1, 2017, or sooner upon the occurrence of certain events as provided in the loan agreement and related documents. Our obligations under our loan agreement are secured by certain collateral, including without limitation our interest in amounts that we have loaned to USC, and a warrant that we issued to the Lender to purchase up to 1,000,000 shares of our common stock at an exercise price equal to par value per share. The warrant is only exercisable by Lender if we are in default under the loan documents and if the Lender delivers a notice to us and we do not cure the default within the applicable cure period. Further, if at any time before the repayment of the loan, the product of: (A) number of unexercised shares in favor of Lender pursuant to the warrant; multiplied by (B) the value of our common stock, falls below the product of: (Y) 1.50; multiplied by (Z) the outstanding principal balance of our promissory note evidencing the loan, then we have three business days after delivery of notice from Lender to either: (1) amend the warrant or provide an additional warrant to provide Lender with rights to purchase additional shares of common stock; or (2) reduce the principal balance of the note to bring us in compliance with the requirements set forth above, and failure to comply with this requirement after notice from Lender is an event of default under the loan documents. In the event that the above conditions were not satisfied and Lender gave us a notice, we could, if we had sufficient cash resources, reduce the loan balance to the required amount so as to avoid the need to issue an additional warrant to Lender.

In connection with the closing of the USC merger, we entered into a Loan Amendment, Forbearance and Assumption Agreement (the “Loan Amendment Agreement”) with the Bank and certain other parties. Pursuant to the Loan Amendment Agreement, we were added as a “Borrower” under the Existing Loan Documents and assumed all of the rights, duties, liabilities and obligations as a Borrower and a party under the Existing Loan Documents. In addition, in recognition of the fact that the loans made by the Bank under the Existing Loan Documents were in default with respect to certain nonmonetary covenants in the Existing Loan Documents, the Bank agreed that until October 31, 2016, and subject to compliance with the other provisions of the Loan Amendment Agreement, it would not pursue available remedies as a result of such noncompliance or demand payment under the promissory notes included in the Existing Loan Documents. In addition, in the Loan Amendment Agreement the Company and the Bank agreed to discuss in good faith mutually agreeable amendments or modifications to the Existing Loan Documents in light of the changes in circumstances resulting from the Merger.

The Existing Loan Documents and our loan agreement with the Bank include a variety of representations, warranties and covenants that we are required to comply with. If we do not comply with the provisions of such agreements and documents and the Bank declares an event of default, the Bank would be entitled to accelerate the maturity date of the loans, the principal and accrued interest would become due and payable, and the Bank could elect to exercise its remedies as a secured creditor under the loan documents and applicable law.

15

Our ability to make scheduled payments on our indebtedness depends on our future performance and ability to raise additional capital if required, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. If we are unable to generate sufficient cash to service our debt, we may be required to adopt one or more alternatives, such as selling assets, attempting to restructure our debt or obtaining additional capital through sales of equity or incurrence of additional debt on terms that may be onerous or highly dilutive to our stockholders. Our ability to engage in any of these activities would depend on the capital markets and our financial condition at such time, and we may not be able to do so when needed, on desirable terms or at all, which could result in a default on our debt obligations. Additionally, the Existing Loan Documents contain various restrictive covenants, including, among others, our obligation to deliver to the Bank certain financial and other information, our obligation to comply with certain notice and insurance requirements, and our inability, without the Bank’s prior consent, to dispose of certain of our assets, incur certain additional indebtedness, enter into certain merger, acquisition or change of control transactions, pay certain dividends or distributions on or make certain repurchases of our capital stock or incur any lien or other encumbrance on our assets, subject to certain permitted exceptions. Any failure by us to comply with any of these covenants, subject to certain cure periods, or to make all payments under the debt instruments when due, would cause us to be in default under the applicable debt instrument. In the event of any such default, the Bank may be able to foreclose on the assets that secure the debt or declare all borrowed funds, together with accrued and unpaid interest, immediately due and payable, thereby potentially causing all of our available cash to be used to pay our indebtedness or forcing us into bankruptcy or liquidation if we do not then have sufficient cash available. Any such event or occurrence could severely and negatively impact our business, financial conditions or results of operations. A summary of certain additional terms, conditions and provisions of the Existing Loan Documents to which Adamis was added as an additional “Borrower” thereunder, and the Loan Amendment Agreement, is contained in our Current Report on Form 8-K that we filed with the SEC on April 12, 2016.

We may need additional capital in order to continue operating our business, including the business conducted by USC, and such additional funds may not be available when needed, on acceptable terms, or at all.

USC resumed production and shipments of sterile compounded products in March and April 2016, following the cessation of sterile compounding sales in September 2015. We may need additional capital to fund the proposed business operations of USC, including without limitation for capital expenditures relating to USC’s 503A operations and a possible facility for 503A operations, capital expenditures and facilities improvements, and expenditures that may be required in future to maintain compliance with applicable rules and regulations for compounding outsourcing facilities. Additionally, our plans may change, our estimates of our operating expenses and working capital requirements could be inaccurate, or we could pursue acquisitions of pharmacies or other strategic transactions that involve expenditures, any of which may result in the depletion of capital resources more rapidly than anticipated and could require us to seek additional financing to support USC’s or our operations.

We may seek to obtain additional capital through additional equity or debt financings, funding from corporate partnerships or licensing arrangements, sales of assets or other financing transactions. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience substantial dilution, and the newly issued equity or debt securities may have more favorable terms or rights, preferences and privileges senior to those of our existing stockholders. If we raise additional funds through collaboration and licensing arrangements or sales of assets, we may be required to relinquish potentially valuable rights to our product candidates or proprietary technologies, or grant licenses on terms that are not favorable to us. If we raise funds by incurring additional debt, we may be required to pay significant interest expenses. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments and may impose restrictions on our activities, such as the financial and operating covenants included in the Existing Loan Documents or our loan documents with the Bank. Further, we may incur substantial costs in pursuing future capital and/or financing transactions, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as options, convertible notes and warrants, which would adversely impact our financial results.

Prior to its acquisition by us, USC was a private company and has not previously been subject to the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC or other corporate governance requirements.

USC was a private company, and prior to its acquisition by us in April 2011 has not been subject to the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC, or other corporate governance requirements to which public reporting companies may be subject. As a result, we will be required to implement the appropriate internal control processes and procedures over USC’s financial accounting and reporting. The combined company may incur significant legal, accounting and other expenses in efforts to ensure that USC meets these requirements. Implementing the controls and procedures at USC that are required to comply with the various applicable laws and regulations may place a significant burden on our management and internal resources. The diversion of management’s attention and any difficulties encountered in such an implementation could adversely affect our business, financial condition and operating results.

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If we are unable to maintain an effective sales and marketing infrastructure, USC’s success in selling products will be inhibited.

USC has internal sales and marketing employees that assist in marketing and selling of its products, and USC also has arrangements with independent contractors and sales representatives who assist in the marketing and selling of its products. If USC’s sales increase in the future, it may need to expend significant resources to further grow its internal infrastructure and properly train sales personnel, including without limitation with respect to regulatory compliance matters. We may also choose to engage or enter into other arrangements with third parties to provide sales and marketing services for USC in place of or to supplement USC’s internal commercialization infrastructure. We may not be able to secure sales personnel or relationships with third-party sales organizations that are adequate in number or expertise to successfully market and sell USC’s products and services. Further, any third party organizations we may seek to partner with or engage may not be able to provide sales and marketing services in accordance with our expectations and standards. A failure to maintain compliant and adequate sales and marketing capabilities, through USC’s and our own internal infrastructure or third-party services or other arrangements, could have a material adverse effect on USC’s and our business, financial conditions and results of operations.

If we are unable to protect USC’s proprietary rights, we may not be able to prevent others from using our intellectual property.

Our success may depend in part on our ability to obtain and maintain intellectual property protection for USC’s formulations and technologies and prevent third parties from infringing upon or misappropriating proprietary rights of USC. We must also operate without infringing upon patents and proprietary rights of others, including by obtaining appropriate licenses to patents or other proprietary rights held by third parties, if necessary. Any patent applications that we may file in the future with respect to USC products or other inventions may never yield patents that protect such products or inventions. Failure to obtain patents that sufficiently cover USC’s formulations and technologies would limit our protection against other compounding pharmacies and outsourcing facilities, generic drug manufacturers, pharmaceutical companies and other parties that may seek to copy such products, produce similar products or use similar technologies. USC currently does not own any patents.

The patent and intellectual property positions of pharmacies and pharmaceutical companies, including ours, are uncertain and involve complex legal and factual questions. There is no guarantee that USC has developed or obtained or will in the future develop or obtain the rights to products or processes that are patentable, that patents will issue from any applications or that claims allowed will be sufficient to protect the technology USC has developed or may in the future develop or to which USC has acquired or may in the future acquire development rights. In addition, we cannot be certain that patents issued to us will not be challenged, invalidated, infringed or circumvented, including by our competitors, or that the rights granted thereunder will provide competitive advantages to us. We also rely on unpatented trade secrets and know-how and continuing technological innovation in order to develop USC’s formulations. However, there is no assurance that we will be successful in maintaining the confidential and proprietary nature of any such trade secrets or know-how.

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USC’s formulations and technologies could potentially conflict with the rights of others.

The preparation or sale of USC’s formulations and use of USC’s technologies may infringe on the patent or other intellectual property rights of others. If USC’s products infringe or conflict with the patent or other intellectual property rights of others, third parties could bring legal actions against us claiming damages and seeking to enjoin our manufacturing and marketing of the affected products. Patent litigation is costly and time consuming and may divert management’s attention and our resources. We may not have sufficient resources to bring any such actions to a successful conclusion. If we are not successful in defending against these legal actions should they arise, we may be subject to monetary liability or be forced to alter our products, cease some or all of our operations relating to the affected products, or seek to obtain a license in order to continue manufacturing and marketing the affected products, which may not available on acceptable terms or at all.

We are dependent on our senior management and key employees with respect to USC’s business. Competition for employees is intense, and we may not be able to attract and retain the highly skilled employees that we need to support our business and our intended future growth.

The success of our USC business largely depends on the skills, experience and continued efforts of USC’s management, including Eddie W. Glover, USC’s Chief Executive Officer. The replacement of any key member of USC’s management team could involve the expenditure of significant time and financial resources, and the loss of any such individual could significantly delay or prevent the achievement of our business objectives. If USC grows, its success will also depend on our ability to attract, motivate and retain highly qualified individuals in key management, pharmacist, engineering, quality, sales and marketing and customer support roles. Competition for senior management and other key personnel in USC’s and our industry is intense, and the pool of suitable candidates is limited. In the future, we could encounter difficulty attracting and retaining necessary employees. In addition, because of the specialized nature of USC’s and our business, the ability to develop, market and sell USC products and to compete will also depend on our ability to attract and retain qualified pharmacy, scientific, technical and commercial employees and consultants. The loss of key employees or consultants or the failure to recruit or engage new employees and consultants could have a material adverse effect on USC’s and our business. If qualified personnel become scarce or difficult to attract or retain in our industry for compensation-related or other reasons, we could experience higher labor, recruiting or training costs. Further, new hires may require significant training and time before they achieve full productivity and may not become as productive as we expect. The failure to attract, retain and properly motivate members of our senior management team and other key employees, or to find suitable replacements for them in the event of death, illness or their desire to pursue other professional opportunities, could have a negative effect on our business, financial conditions and results of operations.

Our future success depends upon our ability to manage growth. If we are unable to manage our growth effectively, we may incur unexpected expenses and be unable to meet the demands of our customers.

Expansion of USC’s business could place significant demands on our management, finances and other resources. We cannot be certain that our current systems, procedures and processes will adequately support any expansion of USC’s operations that might occur in the future, and we may be unable to expand or upgrade our systems or infrastructure or acquire a sufficiently skilled workforce to accommodate future growth. Our future operating results will depend on the ability of our management and key employees to successfully manage changing business conditions and implement and improve our production, technical, administrative, financial control and reporting systems. Our inability to manage future expansion and growth could have a material adverse effect on our business, financial conditions and results of operations.

Risks Related to Regulation

Our business is significantly impacted by state and federal statutes and regulations, including regulatory risks associated with operation of USC’s 503B registered outsourcing facility.

The marketing and sale of compounded formulations is subject to and must comply with extensive and evolving state and federal statutes and regulations governing compounding pharmacies. These statutes and regulations include, among other things, for certain kinds of compounding pharmacies restrictions on compounding for office use or in advance of receiving a patient-specific prescription or, for outsourcing facilities registered under Section 503B of the FDCA such as USC’s registered outsourcing facility, requirements regarding preparation, such as regular FDA inspections and cGMP requirements, prohibitions on compounding drugs that are essentially copies of FDA-approved drugs, limitations on the volume of compounded formulations that may be sold across state lines, and prohibitions on wholesaling or reselling. These and other restrictions on the activities of compounding pharmacies and outsourcing facilities may limit the market available for compounded formulations, as compared to the market available for FDA-approved drugs.

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USC’s pharmacy business is impacted by federal and state laws and regulations governing, among other things: the purchase, distribution, management, compounding, dispensing, reimbursement, marketing and labeling of prescription drugs and related services; FDA and/or state regulation affecting the pharmacy and pharmaceutical industries, including state pharmacy, manufacturer, wholesaler and distribution licensure and registration or permit standards; rules and regulations issued pursuant to HIPAA, and other state and federal laws related to the use, disclosure and transmission of health information; and state and federal controlled substance laws. USC’s or our failure to comply with any of these laws and regulations could severely limit or curtail USC’s or our pharmacy operations, which could materially harm USC’s and our business, financial conditions and results of operations. Further, our business could be adversely affected by changes in these or any newly enacted laws and regulations, as well as federal and state agency interpretations of such statutes and regulations. We could incur significant costs in order to comply with such regulations.

We are subject to significant costs and uncertainties related to compliance with the extensive regulations that govern the compounding, labeling and distribution of pharmaceutical products and services, in general, and compounded formulations, in particular. If our compounding facility fails to comply with the Controlled Substances Act, FDCA, or state statutes and regulations, USC could be required to cease operations or become subject to restrictions that could adversely affect our business.

The production, distribution, processing, formulation, packaging and labeling of pharmaceutical products and services such as USC’s compounded formulations are subject to extensive regulation by federal agencies, including the FDA and the DEA. We and USC are also subject to a significant number of state and local laws and regulations. Compliance with these federal, state and local laws and regulations, including compliance with any newly enacted regulations, requires the substantial expenditure of time, money and effort. Failure to comply with FDA requirements and other federal or state governmental laws and regulations can result in fines, disgorgement, unanticipated compliance expenditures, recall or seizure of products, exposure to product liability claims, total or partial suspension of production or distribution, enforcement actions, injunctions and civil or criminal prosecution, any of which could have a material adverse effect on USC’s and our business, financial condition or results of operations. Further, the publicity of any violations or perceived violations of these laws and regulations could result in significant reputational harm to USC’s or our business.

The federal, state and local laws and regulations applicable to the pharmaceutical and compounding industries are subject to frequent change, whether through change in law or through interpretation. Changes in these laws and regulations may require changes to USC’s or our business and operations that may be difficult to implement and require significant expenditures. For example, as a result of the increased scrutiny resulting from the 2012 meningitis outbreak that was traced to a Massachusetts compounding pharmacy, in 2013 the U.S. Congress passed the DQSA, which sets forth new standards applicable to outsourcing facilities such as USC’s and invites voluntary registration with the FDA. The DQSA also permits states to continue to impose separate regulatory requirements. Under the DQSA, USC has registered with the FDA as a Section 503B outsourcing facility and has implemented policies and procedures that are intended to achieve compliance with the DQSA requirements for such facilities. However, there can be no assurance that we or USC are fully compliant with these requirements, and any failure to comply may result in additional costs to bring such facilities into compliance. Moreover, the FDA continues to issue draft and final guidance under the DQSA, including those relating to cGMPs, which may require further changes to USC’s business, facilities or processes, some of which may be significant.

State legislatures and regulatory authorities also reacted to the fungal meningitis outbreak by imposing additional regulatory requirements on compounding activities for outsourcing compounders and reminding outsourcing compounders of regulatory requirements already in effect. Since 2012, the FDA has convened a number of inter-governmental working meetings with government officials from each state, the District of Columbia and Puerto Rico, to discuss topics such as oversight of compounding, including the implementation of the DQSA, and opportunities to better protect public health by strengthening oversight of compounders through improved collaboration between the FDA and the states. As a result of such meetings, the FDA and the states committed, among other things, to enhance inter-agency communication surrounding the implementation of the DQSA, which may lead to additional guidance or regulation in the future. If federal, state or local regulatory authorities place new restrictions or limitations on USC’s or our operations, USC’s or our business, financial conditions or results of operations could be materially adversely affected.

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State pharmacy laws require facilities dispensing or distributing into that state to be licensed accordingly, and many states require separate licenses for the various activities that USC performs. Various state pharmacy boards have enacted laws and/or adopted rules or regulations directed at restricting the operation of out-of-state pharmacies by, among other things, requiring compliance with all laws of the states into which the out-of-state pharmacy dispenses medications, whether or not those laws conflict with the laws of the state in which the pharmacy is located, or requiring the pharmacist-in-charge to be licensed in that state.

Pharmacy and controlled substance laws often address the qualification of an applicant’s personnel, the adequacy of its prescription fulfillment and inventory control practices and the adequacy of its facilities, and subject pharmacies to oversight by state boards of pharmacy and other regulators that could impose burdensome requirements or restrictions on operations if a pharmacy is found not to comply with these laws. If our or USC’s activities fail to comply with such requirements, we could be forced to permanently or temporarily cease or limit the applicable compounding operations, which could severely limit USC’s ability to market and sell formulations in such states and could materially harm USC’s and our business, financial condition and results of operations. Any such noncompliance could also result in complaints or adverse actions by other state boards of pharmacy, FDA inspection of the facility to determine compliance with the FDCA, loss of FDCA exemptions provided under Section 503A or 503B, warning letters, injunctions, prosecution, fines and loss of required government licenses, certifications and approvals, any of which could involve significant costs and adversely affect our business, financial condition and results of operations.

Further, the FDA is seeking to limit, under Section 503A of the FDCA, the amount of compounded products that a pharmacy not registered as an outsourcing facility under Section 503B of the FDCA can dispense interstate. The interpretation and enforcement of this provision is dependent on the FDA entering into a standard Memorandum of Understanding (MOU) with each state setting forth limits on interstate compounding. The current draft standard MOU presented by the FDA in February 2015 would limit interstate shipments of compounded drug units to 30% of all compounded and non-compounded units dispensed or distributed by the pharmacy per month. The FDA has stated in guidance issued in February 2015 that it will not enforce interstate restrictions until after it publishes a final standard MOU and has made it available to states for signature for some designated period of time. If the final standard MOU is not signed by a particular state, then interstate shipments of compounded preparations from a pharmacy located in that state and not registered as an outsourcing facility would be limited to quantities not greater than 5% of total prescription orders dispensed or distributed by the pharmacy (the 5% rule); however, we are not aware that the FDA currently enforces or has in the past enforced the 5% rule and, under current draft guidance, the FDA has stated that it will not enforce the 5% rule until a standard MOU has been made available to states for signature. The FDA has proposed a 180-day period for states to agree to the standard MOU after the final version is presented, after which it would begin to enforce the 5% rule. Until a final MOU is issued and presented to states to consider, the extent of interstate dispensing restrictions imposed by Section 503A is unknown. However, if the final standard MOU contains a 30% limit on interstate distribution or if the FDA begins to enforce the 5% rule, certain aspects of our pharmacy operations could be limited.

In the future, we may not be able to satisfy applicable federal and state licensing and other requirements for USC’s pharmacy business in a timely manner or at all, changes to federal and state pharmacy regulations may restrict compounding operations or make them more costly, we may be unable to achieve a sufficient physician and patient customer base to sustain our pharmacy operations, or market acceptance of compounding pharmacies generally may be curtailed or delayed.

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We must compound in conformity with applicable cGMP requirements; failure to maintain compliance with applicable cGMP requirements may prevent or delay the compounding or marketing of our compounded preparations.

USC’s 503B outsourcing facility operations must continually adhere to (i) applicable cGMP requirements, which are issued and enforced by the FDA through regulations and guidance and interpreted and enforced through its inspection programs, and (ii) sterile product requirements under applicable state law, such as General Chapter <797> (“USP <797>“), published by the U.S. Pharmacopeia (USP) Convention, a scientific standard-setting organization, which have been codified in many states and which have historically been enforced by applicable state boards of pharmacy through inspection programs but are also enforceable by the FDA. In complying with applicable cGMPs and USP <797>, we must expend time, money and effort in production, record-keeping and quality control to ensure that USC’s products and services meet applicable specifications and requirements. In July 2014, the FDA issued draft guidance for cGMPs for human drug compounding outsourcing facilities, such as USC’s. Because this cGMP draft guidance has not been finalized and may be significantly changed prior to being made final, we may need to expend substantial additional resources to comply with the final applicable cGMPs, along with any additional modifications over time.

The FDA and other governmental entities enforce compliance with regulations and guidance through periodic risk-based inspections. We received FDA Form 483 observations following inspections in 2014 and 2015. If any of these entities were to deem inspectional observations at USC’s facilities or our responses to such observations to be unsatisfactory, operations at such facility could be interrupted or halted, and we may incur unanticipated compliance expenditures and be subject to enforcement actions such as recall or seizure of USC products, injunctions, civil penalties and criminal prosecution. In addition, any regulatory deficiencies or suspension resulting in compounding interruptions or halts may disrupt USC’s or our ability to meet our production and contractual obligations to USC’s customers and lead to significant delays in the availability of USC’s compounded preparations, which could have a material adverse effect on USC’s and our business, results of operations and financial condition. Similarly, any adverse publicity associated with any such events could have a material impact on USC’s and our reputation and results of operations.

Certain of USC’s customers are contractually permitted to inspect USC’s facilities to ensure compliance with industry standards. The failure to achieve a compliance level satisfactory to such customers may result in immediate contract termination, penalties or volume reductions or loss of customers immediately or upon the expiration of existing contracts.

Certain of USC’s compounded preparations contain controlled substances, and extensive regulation of such controlled substances could have a negative effect on our business, financial conditions or results of operations.

Certain of USC’s compounded preparations contain controlled substances or “listed chemicals,” which are subject to extensive regulation by the DEA regarding procurement, manufacture, storage, shipment, sale and use. These regulations are also imposed on USC and its suppliers, vendors and customers and add additional complications and costs to the storage, use, sale and distribution of such products. Government quotas on controlled substances limit the supply of components for certain of USC’s compounded preparations and restrict the ability to distribute those preparations. Our inability to obtain authorization from the DEA to procure controlled substances used in USC’s compounded preparations could have an adverse impact on USC’s and our business, financial condition and results of operations.

The FDA and the DEA review the safety of controlled substances on an ongoing basis, and it is possible that these regulatory agencies could impose additional restrictions on marketing or distribution of such products or services, or could withdraw regulatory approval for materials that USC uses as components in its products or services. Failure to comply with relevant regulations governing controlled substances could result in civil penalties, refusal to renew necessary registrations, initiation of proceedings to revoke such registrations, reductions of the amounts of controlled substances that USC may obtain and, in certain circumstances, criminal prosecution. If the FDA or the DEA withdraw the approval of, or placed additional significant restrictions on, USC’s products or the components used in them, sales of USC products and the ability to promote USC products and services could be materially and adversely affected. Also, the DEA or applicable state regulatory bodies may in the future seek to regulate additional ingredients in USC’s compounded preparations as controlled substances or listed chemicals.

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USC and its customers are subject to a variety of federal, state and local laws and regulations relating to the general healthcare industry, which are subject to frequent change.

Participants in the healthcare industry, including USC and its suppliers and customers, are subject to a variety of federal, state and local laws and regulations. Laws and regulations in the healthcare industry are extremely complex and, in many instances, industry participants do not have the benefit of significant regulatory or judicial interpretation. Though certain of these healthcare laws and regulations are not directly applicable to USC or us, they may be applicable to USC’s customers, third-party vendors and other supply chain partners. For example, the PPACA was enacted in 2010, and many of the structural changes enacted by the PPACA were implemented in 2014. However, some of the applicable regulations and sub-regulatory guidance under the PPACA have not yet been issued or finalized. While we do not expect these reforms to affect our business directly, they affect the coverage and plan designs that are or will be provided by many of USC’s customers’ third party payors. As a result, such reforms could affect the ability of our USC’s to purchase USC products or services and, as a result, adversely impact our revenues. We cannot predict what effect, if any, the PPACA, related regulations and sub-regulatory guidance may have on USC’s or our business.

Such laws and regulations are subject to change and often are uncertain in their application. As controversies continue to arise in the healthcare industry, federal, state and local regulation and enforcement priorities may increase. There can be no assurance that USC, or one of its customers, third party vendors or other supply chain partners, will not be subject to scrutiny or challenge under one or more of these laws or regulations or that any such challenge would not be successful. Any such challenge, whether or not successful, could adversely affect USC’s or our business, financial condition or results of operations.

Changes in the healthcare industry that are beyond our control may have an adverse impact on our business.

The healthcare industry is changing rapidly as consumers, governments, medical professionals and the pharmaceutical industry examine ways to broaden medical coverage while controlling the increase in healthcare costs. Such changes could include changes to make the government’s Medicare reimbursement programs more restrictive, which could limit or curtail the potential for USC’s formulations to obtain eligibility for reimbursement from such payors, or changes to expand the reach of HIPAA or other health privacy laws, which could make compliance with these laws more costly and burdensome. Further, the Health Reform Law may have a considerable impact on the existing U.S. system for the delivery and financing of health care and could adversely affect USC’s or our business. Any changes to laws and regulations affecting the healthcare industry could impose significant additional costs on USC’s and our operations in order to maintain compliance or could otherwise negatively affect USC’s or our business, financial conditions or results of operations.

USC’s business is subject to environmental, health and safety requirements, which could subject us to liabilities, increase our costs or restrict our operations in the future.

USC’s business is subject to federal, state and local environmental, health and safety requirements, which govern, among other things, air emissions, wastewater discharges, worker health and safety and the use, generation, management, storage, handling, transportation, treatment, and disposal of hazardous substances and other materials. Our failure to comply with such environmental, health and safety requirements as they relate to USC’s business could result in substantial civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring remedial or corrective measures, installation of pollution control equipment or other actions.

In addition, as an owner and operator of real property, USC and we may also be subject to liability for environmental investigations and cleanups, including at properties currently or previously owned or operated by USC or us, even if such contamination was not caused by us, as well as to claims for harm to health or property or for natural resource damages arising out of contamination or exposure to hazardous substances. Liability in many situations may be imposed not only without regard to fault, but may also be joint and several, so that we may be held responsible for more than our share of the contamination or other damages, or even for the entire share. We may also be subject to similar liabilities and claims in connection with locations at which hazardous substances or wastes that USC has generated have been stored, treated, otherwise managed or disposed. The costs of complying with, or other impact of, current or future environmental, health and safety requirements could adversely affect our business, financial condition and results of operations.

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USC’s relationships with healthcare providers and facilities, and marketing practices, are subject to the federal Anti-Kickback Statute and similar state laws; violation of such laws could impact our sales and result in financial penalties.

We are subject to the federal Anti-Kickback Statute, which prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of business or ordering of services paid for by Medicare or other federal programs. Violations of the Anti-Kickback Statute can result in imprisonment, civil or criminal fines. Any violation or alleged violation of such laws could also harm USC’s or our reputation, customer relationships or otherwise have a material adverse effect on USC’s and our business, financial condition and results of operations.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The unaudited consolidated financial statements of USC as of March 31, 2016 and December 31, 2015 and for the three months ended March 31, 2016 and 2015, and accompanying notes with respect to such financial statements, are attached as Exhibit 99.1 hereto and incorporated herein by reference.

(b)	Pro Forma Financial Information

The following unaudited pro forma combined condensed consolidated financial statements, together with related explanatory notes, showing the pro forma effect on the Company’s financial statements of the Company’s acquisition of USC and other related pro forma events, are attached hereto as Exhibit 99.2 and are incorporated herein by reference: (i) balance sheet as of March 31, 2016, and (ii) statement of operations for the three months ended March 31, 2016.

(d)	Exhibits

99.1	Financial statements Listed in Item 9.01(a)
99.2	Pro Forma Financial Information listed in Item 9.01(b)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated:	July 27, 2016	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer